Exhibit 99.(j)(2)

Exhibit (j)(2) Consent of Independent Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of Forward Large Cap Equity Fund, Forward Emerald Growth Fund, Forward Hoover Small Cap Equity Fund, Forward Hoover Mini-Cap Fund, Forward Legato Fund, Forward Emerald Banking and Finance Fund, Forward Emerald Opportunities Fund, Forward Global Emerging Markets Fund, Forward International Equity Fund, Forward International Small Companies Fund, Forward Progressive Real Estate Fund, Sierra Club Equity Income Fund, and Sierra Club Stock Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

April 27, 2007